UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2015

PacWest Bancorp

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640 Los Angeles, California	90067
(Address of Principal Executive Office)	(Zip Code)

(310) 286-1144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 14, 2015, Victor R. Santoro notified PacWest Bancorp (the “Company”) that he intends to retire from his position as Chief Financial Officer of the Company, to be effective in mid-August 2015, subsequent to the filing of the Company’s second quarter financial results on Form 10-Q. Following his retirement as CFO, Mr. Santoro will continue to work with the Company as Vice Chairman-Corporate Development as necessary to assist with the transition of his responsibilities for a period of time mutually convenient to the Company and Mr. Santoro.

On April 14, 2015, the Company also announced that Mr. Santoro will be succeeded by Patrick J. Rusnak, who will assume the roles of Executive Vice President and Chief Financial Officer of the Company’s wholly-owned bank subsidiary, Pacific Western Bank, effective April 27, 2015 and is expected to assume the roles of Executive Vice President and Chief Financial Officer of the Company upon Mr. Santoro’s retirement in mid-August 2015. Mr. Rusnak, 51, most recently served as Chief Financial Officer for Sterling Financial Corporation.  Mr. Rusnak previously served in several executive roles for AmericanWest Bancorporation, including as Chief Executive Officer from July 2008 to December 2010, as Director from November 2008 to December 2010, as Chief Financial Officer from March 2007 to December 2010 and as Chief Operating Officer from September 2006 to July 2008.  Prior to his employment with AmericanWest Bancorporation, Mr. Rusnak was the Chief Operating Officer of Western Sierra Bancorp from May 2005 to June 2006.  Mr. Rusnak received a Bachelor of Science degree from Saint Joseph’s University.

The press release issued by the Company announcing these matters is attached hereto as Exhibit 99.1.

Pursuant to Mr. Rusnak’s offer of employment from the Company, he will receive the following compensation: (1) an annual base salary of $500,000; (2) participation in the Company’s cash incentive program, which provides cash awards to the Company’s executive officers and other key employees based on the achievement of goals established annually by the Company’s Compensation, Nominating and Governance Committee, with a targeted cash award of 100% of his base salary for Mr. Rusnak’s performance during 2015; (3) a one-time grant of Company restricted stock units with a value of approximately $2,000,000, which award will vest in equal parts over four years; (4) participation in the Company’s long-term incentive compensation programs, including equity plans, upon terms and in amounts established by the Company’s Compensation, Nominating and Governance Committee and approved by the Board, commensurate with other named executive officers of the Company; (5) assistance in connection with his relocation to the Los Angeles area; (6) vacation, holiday, personal leave, and participation in the Company’s health and welfare, 401(k) and other employee benefits plans in accordance with their terms; and (7) participation in the Executive Severance Pay Plan. Further information about the Company’s executive compensation, incentive plans, benefits, and severance plans are included in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 1, 2015.

There is no arrangement or understanding between Mr. Rusnak and any other person under which he was selected to succeed Mr. Santoro. He does not have any family relationship with any director, executive officer or person nominated or serving as a director or executive officer of the Company. Other than his employment relationship, Mr. Rusnak does not have a direct or indirect material interest in any transaction in which the Company is a participant.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated April 14, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

Date: April 14, 2015	By:	/s/ Lynn M. Hopkins
	Name:	Lynn M. Hopkins
	Title:	Executive Vice President

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